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                                                                    Exhibit 99.2


                             STOCKHOLDERS AGREEMENT
                             ----------------------

     THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of June 22, 1993, is made by and among SHILOH INDUSTRIES, INC., a Delaware corporation (the "Company"), MTD PRODUCTS INC, an Ohio corporation ("MTD"), and the individuals signing this Agreement below (the "Original Shiloh Stockholders").


                                    RECITALS
                                    --------

     A. MTD and the Original Shiloh Stockholders are the holders of all of the issued and outstanding shares of Common Stock of the Company.

     B. The Company, MTD and the Original Shiloh Stockholders desire to provide for stability of the ownership and operation of the Company and to promote continuity in the Company's management and policies.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, the parties hereby agree as follows:

SECTION l. DEFINITIONS
           -----------

     The following terms when used in this Agreement shall have the following respective meanings:

     "AFFILIATE" shall mean with respect to any Person, any (i) officer, director, partner or holder of more than 10% of the outstanding equity interests of such Person, (ii) any Relation of such Person, or (iii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract, or otherwise.

     "COMMON SHARES" shall mean shares of the Common Stock, par value $.01 per share, of the Company.

     "GROUP" shall mean either the MTD Group or the Shiloh Group.

     "MTD GROUP" shall mean MTD and any Person who becomes a holder of Common Shares as a result of a Transfer of Common Shares by a member of the MTD Group made pursuant to Section 3.3 of this Agreement, so long as such Person continues to own Common Shares.

     "OFFERED SHARES" shall have the meaning set forth in Section 3.2(a).

     "OFFER" shall mean a bona fide third party offer (and not with the purpose of circumventing this Agreement) to a Person from a financially responsible Person who is not an Affiliate of such Person to purchase all or any portion of the Common Shares owned by such Person.

     "PERSON" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization.

     "PROPORTIONATE SHARE" shall mean, as used herein to determine the number of Offered Shares or Reoffered Shares (as defined in Section 3.2(c) hereof), as the case may be, which a Stockholder is entitled to purchase, the same proportion of the Common Shares available for purchase as the Common Shares held by


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such Stockholder bears to the Common Shares held by all the stockholders who have elected to purchase Common Shares from the Selling Stockholder.

     "PURCHASE PRICE" shall mean the purchase price per Share set forth in the applicable Offer.

     "RELATION" shall mean with respect to any Person, such Person's spouse and any of the descendants of such Person, or such Person's spouse, or either of such Person's parents.

     "SELLING STOCKHOLDER" shall have the meaning set forth in Section 3.2(a).

     "SHILOH GROUP" shall mean each of the Original Shiloh stockholders and any Person who becomes a holder of Common Shares as a result of a Transfer of Common Shares by a member of the Shiloh Group made pursuant to Section 3.3 of this Agreement, so long as such Person continues to own Common Shares.

     "STOCKHOLDER" shall mean each of the members of the MTD coup and the Shiloh Group.

     "STOCKHOLDER'S OFFER" shall mean an irrevocable offer to sell Common Shares to the Company and the Stockholders on the terms and conditions set forth in
Section 3.2, which shall include a copy of the applicable Offer and shall set forth the terms of the proposed sale in reasonable detail, including, without limitation, the name and address of the prospective buyer, the purchase price and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), the date on or about which such sale is to be consummated, and the number of Common Shares to be sold.

     "TRANSFER" shall mean any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in Common Shares, whether voluntary, involuntary, by operation of law or otherwise.

SECTION 2. GOVERNANCE
           ----------

     2.1 COMPOSITION OF BOARD. Until the tenth anniversary of the date of this Agreement, the Stockholders shall take any and all action necessary (including, without limitation, voting their Common Shares, executing and delivering written consents of stockholders, and calling special stockholders' meetings) to cause the Board of Directors of the Company (the "Board") to be comprised as follows:

     (a) The number of Directors on the Board shall be not less than six nor more than fifteen. The Directors shall include:

          (i) three individuals designated in writing by Persons holding not less than a majority of the Common Shares then held by all of the members of the MTD Group; and

          (ii) three individuals designated in writing by Persons holding not less than a majority of the Common Shares then held by all of the members of the Shiloh Group.

     (b) In the event that a Director so elected resigns from, is removed from, or otherwise ceases to serve on, the Board, for whatever reason, the vacancy shall be filled with an individual designated in accordance with paragraph (d), and, to the extent necessary, the Stockholders shall call a special stockholders' meeting and vote their Common Shares at such meeting upon the request of the applicable Group, in order to fill such vacancy.

SECTION 3. RESTRICTIONS ON TRANSFERS OF SHARES
           -----------------------------------

     3.1 RESTRICTION ON TRANSFERS. Except for Transfers of Common Shares made pursuant to an Offer and in accordance with the provisions of this Section 3, and Transfers of Common Shares which are excepted from the restrictions on Transfer contained in this Section 3 by operation of Section 3.3, no stockholder shall make any Transfer of Shares. Any Transfer of Shares by a stockholder which is not made in accordance

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with, or which violates any of, the provisions of this Section 3, shall be null and void and have no effect, and the Company shall not recognize any such Transfer or recognize the transferee as the holder of such Shares for any purpose.

     3.2 RIGHTS OF FIRST REFUSAL. (a) Any Stockholder desiring to make a Transfer of all or any portion of his, her or its Common Shares (a "Selling Stockholder") pursuant to an Offer shall first deliver to the Company and the other Stockholders a Stockholder's Offer in respect of such Common Shares (the "Offered Shares").

     (b) Each of the Stockholders who is a member of the Group of which the Selling Stockholder is a member may, within 20 days after receipt of any Stockholder's Offer, elect, in accordance with Section 3.2(d), to purchase any or all of the Offered Shares (i) for a purchase price equal to the product of the Purchase Price and the number of Offered Shares to be purchased by such Stockholder and (ii) on the payment terms set forth in the Offer. In the event more than one Stockholder elects to purchase Offered Shares pursuant to this paragraph (b), the number of Offered Shares purchasable by such stockholders shall be determined in accordance with the following procedures:

          (i) if the Stockholder has elected to purchase a number of Offered Shares equal to or less than its Proportionate Share of the Offered Shares, it shall be entitled to purchase the number of the Offered Shares that it has elected to purchase;

          (ii) if Offered Shares remain to be purchased after the allocation provided in clause (i) above, each stockholder who has elected to purchase a number of Offered Shares in excess of its Proportionate Share shall be entitled to purchase a number of such remaining Offered Shares equal to the lesser of:

               (A) the number of Offered Shares which such stockholder has elected to purchase in excess of its Proportionate Share, or

               (B) the same proportion of the total number of such remaining Offered Shares as the number of Common Shares owned by such Stockholder bears to the total number of Common Shares owned by the stockholders who have elected to purchase a number of Offered Shares in excess of the number of Offered Shares allocated to them under clause (i) of this paragraph (b); and

          (iii) any Offered Shares which remain to be purchased shall be allocated in accordance with clause (ii) above until either all of the Offered Shares which the stockholders have elected to purchase have been allocated or one stockholder remains who has elected to purchase additional Offered Shares, in which event all of the remaining Offered Shares which such Stockholder has elected to purchase shall be allocated to it.

     (c) In the event that the Stockholders who are members of the Group of which the Selling Stockholder is a member do not elect to purchase all of the Offered Shares within the 20-day period specified above, the Company shall give written notice to the other Stockholders (the "Reoffer Notice") of the number of Offered Shares available for purchase (the "Reoffered Shares") on or before the final day of such 20-day period. Each of the other stockholders may, within 10 days after receipt of the Reoffer Notice, elect to purchase all or any of the Reoffered Shares (i) for a purchase price equal to the product of the Purchase Price and the number of Reoffered Shares to be purchased by such stockholder and
(ii) on the payment terms set forth in the Offer. In the event more than one of such other Stockholders elects to purchase Reoffered Shares pursuant to this paragraph (c), the number of Reoffered Shares purchasable by such other Stockholders shall be determined by the same procedure as provided in paragraph
(b) of this Section 3.2.

     (d) Acceptance of any stockholder's Offer or any offer of Reoffered Shares shall be evidenced by a writing or writings signed by the Stockholder(s) accepting same and delivered or mailed by first-class mail, postage prepaid, to the Selling stockholder within the applicable time period. Each such acceptance shall specify the number of Common Shares which such Person desires to purchase. A closing of the purchase

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of the Offered Shares or Reoffered Shares covered by such acceptance shall take place at the principal office of the Company at 10:00 A.N. on the 40th business day after the date on which the Company received the Stockholder's Offer, unless the parties agree on a different place or time. The Purchase Price shall be payable by bank cashiers check (or any other means acceptable to the Selling Stockholder) at the closing.

     (e) In the event that the other stockholders do not together elect to purchase all of the Offered Shares within 30 days after the Company's receipt of such stockholder's Offer, all of the Offered Shares may be Transferred by the Selling Stockholder to the Person(s) named in the Stockholder's Offer free of the rights of first refusal set forth in this Section 3.2 within 30 days after the expiration of such 30 day period, on the terms described in the Stockholder's Offer and applicable Offer.

     (f) The rights of first refusal of the stockholders in this Section 3.2 may be assigned by any stockholder to the Company or to any Affiliate of such Stockholder or the Company.

     3.3 UNRESTRICTED TRANSFERS. Notwithstanding any other provision of this
Section 3, the following Transfers of Common Shares shall not be subject to the restrictions on Transfer contained in Section 3.1 or the rights of first refusal contained in Section 3.2, but shall be subject to the provisions of Section 3.4:

     (a) any Transfer of Common Shares by a stockholder to a Person who immediately prior to such Transfer is a member of such stockholder's Group; or

     (b) any Transfer of Common Shares by a stockholder to (i) an Affiliate of such Stockholder (ii) a Relation of such stockholder or to a trust established for the benefit of such stockholder and/or a Relation of such Stockholder or
(iii) in the case of a Stockholder which is a trust, to any of the beneficiaries of such trust;

     (c) any Transfer of Common Shares by MTD to any of its Affiliates; PROVIDED, HOWEVER, that in each case any such transferee shall become a stockholder for purposes of this Agreement and shall execute and deliver a counterpart of this Agreement agreeing to be subject to the restrictions and obligations of a Stockholder hereunder; or

     (d) any Transfer of Common Shares pursuant to a sale which is the subject of a registration statement which has become effective under the Securities Act of 1933, as amended (the "1933 Act"); or

     (e) any Transfer in connection with a merger of the Company with another Person in which all of the issued and outstanding Common Shares of the Company are being exchanged for or converted into the same consideration; or

     (f) any Transfer by a stockholder of Common Shares which, when taken together with all prior Transfers to the proposed transferee and its Affiliates, represents less than 5.0% of the then issued and outstanding Common Shares of the Company.

     3.4 SECURITIES LAW RESTRICTIONS. Notwithstanding any other provision in this Agreement, but subject to express written waiver by the Company in the exercise of its good faith and reasonable judgment, no Stockholder shall Transfer any Common Shares without the registration of the Transfer of such Common Shares under the 1933 Act or until the Company shall have received such legal opinions or other evidence that such Transfer is exempt from the registration requirements under the 1933 Act and applicable state securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer, together with such representations, warranties and indemnifications from the transferor and the transferee as the Company in its good faith and reasonable discretion deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to protect the Company and the other stockholders from any liability resulting from any such Transfer.

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     3.5 LEGENDS. All certificates representing Common Shares now owned by the
Stockholders or issued to a Person acquiring Common Shares from a stockholder pursuant to Section 3.2(d) or 3.3 shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES THAT MAY BE ISSUED UPON THE CONVERSION OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT ThE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF JUNE 22, 1993 TO WHICH THE COMPANY IS A PARTY. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST DELIVERED TO THE COMPANY.

All certificates evidencing Shares hereafter reissued to a stockholder, when reissued, shall bear a similar legend.

SECTION 4. GENERAL PROVISIONS
           ------------------

     4.1 WAIVERS AND AMENDMENTS. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by those Persons holding not less than a majority of the Common shares held by the members of the MTD Group and those Persons holding not less than a majority of the Common Shares held by the members of the Shiloh Group; PROVIDED, HOWEVER, that no such amendment or modification shall increase the obligations of the Company unless such amendment or modification is in a writing signed by the Company, and no such amendment or modification shall increase the obligations of any stockholder unless such amendment or modification is in a writing signed by such stockholder.

     4.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and permitted assigns, and shall be binding upon and inure to the benefit of the other parties hereto and their respective heirs, successors and permitted assigns.

     4.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     4.4 NOTICES. All notices, elections and other communications pursuant to this Agreement shall be made in writing and be deemed to have been duly when given personally delivered or five days after being sent by registered or certified mail, return receipt requested, postage prepaid, to (i) the Company at its principal business address or (ii) to any stockholder at his, her or its address as shown from time to time on the books and records of the Company. The Company shall provide each stockholder with a list of all such addresses promptly upon request.

     4.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the parties in relation to its subject matter.

     4.6 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

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     4.7 SEVERABILITY. Each section, subsection and lesser section of this
Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, all such provisions shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under law.

     4.8 SPECIFIC PERFORMANCE. The parties hereto agree that upon a breach of any provision of this Agreement a remedy at law would not be adequate, and that the parties hereto are entitled to injunctive relief and specific performance, and any other legal or equitable remedies, as remedies for the enforcement of this Agreement.

     4.9 TERMINATION. This Agreement shall terminate and be of no further force or effect on the date on which either the members of the MTD Group or the members of the Shiloh Group cease to own at least 10% of the issued and outstanding Common Shares of the Company.

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     IN WITNESS WHEREOF, the Company, MTD and the Original Shiloh Stockholders
have executed this Stockholders Agreement as of the day and year first above written.

MTD PRODUCTS INC                        SHILOH INDUSTRIES, INC.

By: /s/ David R. Campbell               By: /s/ Robert L. Grissinger
    ---------------------------------       ------------------------------------
Name: David R. Campbell                 Name: Robert L. Grissinger
Its: President                          Its: President

                          ORIGINAL SHILOH STOCKHOLDERS
                          ----------------------------

DOMINICK C. FANELLO TRUST               JAMES C. FANELLO TRUST

By: The Richland Bank,                  By: Society Bank & Trust at
       as Trustee                              Mansfield, as Trustee

By: /s/ Harold Davis                    By: /s/ J. A. Walter
    ---------------------------------       ------------------------------------
Title: Vice President & Trust Officer   Title:  Vice President

ROSE M. FANELLO TRUST                   KATHLEEN M. FANELLO TRUST

By: The Richland Bank,                  By: Society Bank & Trust at
       as Trustee                               Mansfield, as Trustee

By: /s/ Harold Davis                    By: /s/ J. A. Walter
    ---------------------------------       ------------------------------------
Title: Vice President & Trust Officer   Title: Vice President

/s/ Michael C. Fanello                  /s/ Vincent C. Fanello
-------------------------------------   ----------------------------------------
Michael C. Fanello                      Vincent C. Fanello

/s/ Patricia A. Patrick                 /s/ Michelle Fanello
-------------------------------------   ----------------------------------------
Patricia A. Patrick                     Michelle Fanello

/s/ Nancy K. Layacona                   /s/ Robert E. Sutter
-------------------------------------   ----------------------------------------
Nancy K. LaYacona                       Robert E. Sutter

/s/ Robert L. Grissinger
-------------------------------------
Robert L. Grissinger

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